UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PARKWAY PROPERTIES, INC.

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The following is a portion of the transcript of an investor conference call, dated as of May 6, 2016, by Parkway Properties, Inc.:

Jamie Feldman – BofA Merrill Lynch – Analyst

Okay. And then to the extent you can talk about it, having more assets down there, how do you think that changes your strategy or your competitive position?

Jim Heistand – Parkway Properties, Inc. – President & CEO

I think it helps us tremendously to have that kind of portfolio in — overlapping in some cases, our existing locations as well, too. It is almost like the strategy that we’ve incorporated into the submarkets we’ve been in, and by having that scale, given the proximity of some of the submarkets, you could actually move some tenants within our system if there was a need to upsize or downsize and keep them in the buildings, even if it wasn’t in the same particular location by having that mass.

In addition, you will just be able to operate that on a cheaper cost per square foot from an employee standpoint. Having almost 9 million square feet in three submarkets in close proximity, I think just works for you in a lot of different ways.

M. Jayson Lipsey – Parkway Properties, Inc. – Executive Vice President & COO

We will also have phenomenal pricing power as it relates to our ability to scale vendors, our ability to source and retain the best talent in the marketplace. From a leasing standpoint we will be able to do some really, I think, effective things in terms of deploying a leasing strategy in a continuous way across this portfolio. So this kind of scale will, I think, really enable us to do some phenomenal things operationally.

Jim Heistand – Parkway Properties, Inc. – President & CEO

And you’ve got a number of different price points, Jamie, too, so that if the tenant has an interest in that particular submarket, we should be able to accommodate them. And I think, too, just by having that scale in terms of the brokerage community as well, too, we will be touching a lot of different people on how we do business there and I think that just expands our position in the Houston market.

***

Dave Rodgers – Robert W. Baird & Company, Inc. – Analyst

Good morning, guys, and just to go back to Houston, I think there was obviously reports, and you talked about listing Phoenix Tower ahead of the merger, so I guess before any contemplation of the merger, have you received any offers or indications of interest on Phoenix Tower you could share?

Jim Heistand – Parkway Properties, Inc. – President & CEO

The interesting thing is we’ve had an awful lot of interest in the property, but I think given the strategy that we are going to employ going forward, and the synergies and benefits of maintaining that within the Greenway Plaza, our position is to not sell that as part of the Houston Company.

***

Rich Anderson – Mizuho Securities Co., Ltd. – Analyst

Okay, I’m now remembering that. I apologize. So you don’t have any different motivations, it would be just that? That’s kind of the change in strategy, the Jacksonville sale? Other than that it’s going to be a straight line until the merger?

Jim Heistand – Parkway Properties, Inc. – President & CEO

Yes, certainly through the merger, and I certainly don’t know want to speak for what Cousins may do going forward, but in terms of where we sit right now, the only thing that has been identified would be Jacksonville.

***

Alex Goldfarb – Sandler O’Neill – Analyst

Good morning. Jim, hopefully you can talk about this, but just from a building management as far as leasing goes, and really it’s more specific to Houston, but are you guys and Cousins coordinating throughout the markets? And as I say, really thinking about the way that you guys are going to be trying to obviously continue to generate activity around the BMC space and other vacancy in the Houston portfolio, are you guys coordinating in conjunction with what Cousins is doing, or is each Company literally operating on its own until the closing date?

Jim Heistand – Parkway Properties, Inc. – President & CEO

Alex, clearly right now we are operating based on our own business plan for the assets we have, but there will be transition work that will be going in terms of incorporating employees as we do this. So it’s more along the transition from an employee standpoint and less about coordinating our efforts on our properties. Each Company will focus on their own individual business plan for that.

Alex Goldfarb – Sandler O’Neill – Analyst

Okay, then if I could ask about Houston specifically. As you guys think about the vacancy that you have, and obviously most of it is BMC, but there’s some other blocks in the portfolio as well, none of us know when oil will recover.

Is it conceivable that you guys could maintain those buildings, let’s call it into the low-to-mid 90s, if the rest of the market is well South of there? Is that a realistic thing, or because not all buildings are equal, it’s conceivable that you guys could achieve that without the rest of the market having a similar lift?

Jim Heistand – Parkway Properties, Inc. – President & CEO

The reason we’re doing this, the reason I’m doing this, the reason I believe in this, is I think this portfolio will outperform the broader market. That’s the reason we don’t want to sell at this point in time, so the quality and location of assets, I can’t tell you with the occupancy will be exactly, Alex, but I do think these assets should outperform the slower market and then hopefully when things pick up, we will be the first ones to be pushing rents on a going-forward basis.

M. Jayson Lipsey – Parkway Properties, Inc. – Executive Vice President & COO

And I would add, Alex, if you look at our current portfolio’s performance, our submarkets outperform the broader markets, and our portfolios within those submarkets outperform their respective submarkets. It is our view that Houston will have the potential to absolutely perform at those kinds of levels. As you know from having recently toured CityWestPlace, I think that is a great example of an asset that will absolutely outperform its broader submarket just because of its quality and its differentiation. It is our view that this portfolio absolutely should outperform the market.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cousins Properties Incorporated (“Cousins”) and Parkway Properties, Inc. (“Parkway”) operate and beliefs of and assumptions made by Cousins management and Parkway management, involve uncertainties that could significantly affect the financial or operating results of Cousins, Parkway, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Cousins and Parkway, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to tenants, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed merger and the timing of the closing of the proposed merger; risks associated with the ability to consummate the proposed spin-off of a company holding the Houston assets of Cousins and Parkway (“HoustonCo”) and the timing of the closing of the proposed spin-off; risks associated with the ability to list the common stock of HoustonCo on the New York Stock Exchange following the proposed spin-off; risks associated with the ability to consummate certain asset sales contemplated by Parkway and the timing of the closing of such proposed asset sales; risks associated with the ability to consummate the proposed reorganization of certain assets and liabilities of Cousins and Parkway, including the contemplated structuring of Cousins and HoustonCo as “UPREITs” following the consummation of the proposed transactions; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the proposed transactions; the ability to secure favorable interest rates on any borrowings incurred in connection with the proposed transactions; the impact of such indebtedness incurred in connection with the proposed transactions; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the proposed transactions; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Cousins, Parkway or HoustonCo; risks associated with the industry concentration of tenants; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; the unfavorable outcome of any legal proceedings that have been or may be instituted against Cousins, Parkway or any company spun-off by the combined company; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the proposed transactions and the actual terms of the financings that may be obtained in connection with the proposed transactions; changes in local, national and international financial market, insurance rates and interest rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Cousins and Parkway. Cousins and Parkway do not intend, and undertake no obligation, to update any forward-looking statement.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transaction, Cousins intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cousins and Parkway that also constitutes a prospectus of Cousins. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cousins by contacting Cousins Investor Relations at (404) 407-1898. Investors and security holders may obtain free copies of the documents filed with the SEC by Parkway by contacting Parkway Investor Relations at (407) 650-0593.

Cousins and Parkway and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cousins’ directors and executive officers is available in Cousins’ proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 22, 2016. Information about directors and executive officers of Parkway is available in the proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cousins or Parkway using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.